Exhibit 15.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-155427) and Form S-8 (No. 333-151802) of Unilever N.V. and on Form F-3 (No. 333-155427-02) and Form S-8 (No. 333-103491-01) of Unilever PLC of our report dated 4 March, 2014 relating to the financial statements and the effectiveness of internal control over financial reporting which appears in this Form 20-F.

London, United Kingdom 7 March, 2014
PricewaterhouseCoopers LLP
As auditors of Unilever PLC

/s/ PricewaterhouseCoopers LLP

Amsterdam, The Netherlands, 7 March, 2014

PricewaterhouseCoopers Accountants N.V.

As auditors of Unilever N.V.

/s/ P J van Mierlo RA
P J van Mierlo RA